EXHIBIT 10.6

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment Agreement dated as of November 21, 2011 (this “Amendment”) is made and entered into between M&T BANK CORPORATION (the “Borrower”) and CITIBANK, N.A. (the “Lender”).

WITNESSETH

WHEREAS, the Borrower and the Lender entered into that certain Credit Agreement dated as of December 15, 2000 (the “Original Agreement”), as amended by (i) that certain Amendment No. 1 dated as of December 9, 2003, (ii) that certain Amendment No. 2 dated as of January 30, 2009, (iii) that certain Amendment No. 3 dated as of December 4, 2009 and (iv) that certain Amendment No. 4 dated as of December 3, 2010 (the Original Agreement, as so amended, being hereinafter referred to as the “Agreement”);

WHEREAS, by prior agreement between the Lender and the Borrower, the Commitment under the Agreement has been extended to not later than December 2, 2011;

WHEREAS, the Borrower and the Lender desire to amend the Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

SECTION 2. Amendments.

(a) The definition of “Applicable Facility Fee Rate” in Section 1.01 of the Agreement is amended and restated in full as follows:

“Applicable Facility Fee Rate” means 0.125% per annum.”

(b) The definition of “Commitment Termination Date” in Section 1.01 of the Agreement is amended and restated in full as follows:

“Commitment Termination Date” means the day 364 days after December 2, 2011 or, in the event that the Commitment is extended pursuant to Section 2.04(d), the date to which the Commitment is extended; provided, that if such day is not a

Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.”

(c) The second sentence of Section 7.06 of the Agreement is amended and restated in full as follows:

“The Borrower hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.”

SECTION 3. Representations True; No Default. On and as of the date hereof and on and as of the Effective Date (as defined below), the Borrower represents and warrants to the Lender that:

(a) the representations and warranties contained in Article IV of the Agreement are correct on and as of the date of this Amendment as though made on and as of such date; and

(b) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, which constitutes a Default.

SECTION 4. Legal Obligation. The Borrower represents and warrants to the Lender that this Amendment has been duly authorized, executed and delivered on its behalf, and that the Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

SECTION 5. Ratification. Except as amended hereby, the Agreement and all other documents executed in connection therewith (including, without limitation, the Note) shall remain unchanged and in full force and effect. The Agreement, as amended hereby, and all rights and powers created thereby or thereunder and under such other documents, are in all respects ratified and confirmed.

SECTION 6. Conditions Precedent. The amendments to the Agreement set forth in Section 2 hereof will become effective on and as of the first date on which the Lender has received the following, each in form and substance satisfactory to the Lender (the “Effective Date”):

(a) a counterpart of this Agreement duly executed by the Lender and the Borrower;

(b) certified copies of all documents evidencing necessary corporate action and governmental and other third party approvals, if any, with respect to this Amendment;

(c) a favorable written opinion of the Deputy General Counsel of the Borrower, covering such matters relating to this Amendment as the Lender may require;

(d) a certificate of the Borrower’s Corporate Secretary or Assistant Secretary certifying the names and true signatures of the Borrower’s officers authorized to sign this Amendment; and

(e) evidence of payment by the Borrower of all documented fees and expenses of the Lender, including the reasonable fees and expenses of counsel to the Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment.

SECTION 7. Miscellaneous.

(a) The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

(b) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(c) Any reference in the Agreement to “this Agreement”, “hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Agreement (including, without limitation, the Note) to “the Agreement”, “thereunder”, “therein” or words of like import, shall mean and be a reference to the Agreement as amended hereby.

(d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

M&T BANK CORPORATION

By:	/s/ Darlene Spychala
Name:	Darlene Spychala
Title:	Administrative Vice President

CITIBANK, N.A.

By:	/s/ Robert B. Goldstein
Name:	Robert B. Goldstein
Title:	Managing Director